IMPERIAL BANK
-------------

1331 North California Boulevard, Suite 320
Walnut Creek, California 94596

Date:  September 30.1997
       -----------------
Borrower:  Anchor Pacific Underwriters. Inc.
           ---------------------------------
Subject:  CREDIT TERMS AND CONDITIONS ("AGREEMENT")
          -----------------------------------------

Gentlemen:

To induce you to make loans to the undersigned ("Herein called "Borrower"), and in consideration of any loan or loans you, in your sole discretion, may make to Borrower, Borrower warrants and agrees as follows:

A. Borrower represents and warrants that:
----------------------------------------

1. Existence of Rights. Company is a corporation duly organized and existing and
   -------------------
in good standing under the laws of the State of Delaware, without limit as to the duration of its existence, and is authorized and in good standing to do business in the State of Delaware; Company has powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the power and adequate authority to make and carry out this Agreement. Borrower has no investment in any other business entity, except: Harden & Company Insurance Services, Inc., Putnam Knudsen & Weiking, Inc. and Benefit Resources, Inc.

2.  Agreement Authorized. The execution, delivery and performance of this
    --------------------
Agreement are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, by-laws, or Articles of Association, as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms.

3.  No Conflict. The execution, delivery and performance of this Agreement are
    -----------
not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

4.  Litigation. There is no litigation or other proceeding pending or threatened
    ----------
against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

5.  Financial Condition. The balance sheet of Borrower as of August 31,1997 and
    -------------------
the related profit and loss statement for the eight months ended on that date, copy of which has heretofore been delivered to you by Borrower, and all other statements and data submitted in writing by Borrower to you in connection with this request for credit are true and correct, and said balance sheet and profit and loss statement truly present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date there have been no materially adverse changes in the financial condition or business of Borrower. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

6.  Title to Assets. Borrower has good title to its assets, and the same are not
    ---------------
subject to any liens or encumbrances other than those permitted by Section C.3 hereof.

7.  Tax Status. Borrower has no liability for any delinquent state, local or
    ----------
federal taxes, taxes, if Borrower has contracted with any government agency. Borrower has no liability for renegotiation of profits.

8.  Trademarks. Patents. Borrower, as of the date hereof; possesses all
    -------------------
necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

9.  Regulation U. The proceeds of this loan shall not be used to purchase or
    ------------
carry margin stock (as defined within Regulation U of the Board of Governors of the Federal Reserve system).

B.  Borrower agrees that so long as it is indebted to you, it will, unless you
------------------------------------------------------------------------------
shall otherwise consent in writing:
----------------------------------

1.  Rights and Facilities. Maintain and preserve all rights, franchises and
    ---------------------
other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and maintain and preserve its existence.

2.  Insurance. Maintain public liability, property damage and workers'
    ---------
compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses.

3.  Taxes and Other Liabilities. Pay and discharge, before the same become
    ---------------------------
delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:
            (a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and
            (b) It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it adequate with respect thereto.

4.   Net Worth. Maintain a net worth (meaning the excess of all assets over its
     ---------
liabilities) of not less than $650,000.

5.  Records and Reports. Maintain a standard and modern system of accounting in
    -------------------
accordance with generally accepted accounting principles on a basis consistently maintained; permit your representatives to have access to, and to examine its properties, books and records at all reasonable times; and furnish you:

(a) As soon as available, and in any event within 20 days after the close of each month of each fiscal year of Borrower, commencing with the month next ending, a balance sheet, profit and loss statement and reconciliation of Borrower's capital accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower, subject, however, to year-end audit adjustments;

(b) As soon as available, and in any event within ninety (90) days after the close of each fiscal year of Borrower, a report of audit of Company as of the close of and for such fiscal year, all in reasonable detail and stating in comparative form the figures as of the close of and for the previous fiscal year, with the unqualified opinion of accountants satisfactory to you;

(c) Within ninety (90)days after the end of each fiscal year of Borrower, a certificate of chief financial officer or partner of Borrower, stating that Borrower has performed and observed each and every covenant contained in this Letter of Inducement to be performed by it and that no event has occurred and no condition then exists which constitutes an event of default hereunder or would constitute such an event of default upon the lapse of time or upon the giving of notice and the lapse of time specified herein, or, if any such event has occurred or any such condition exists, specifying the nature thereof;

(d) Promptly after the receipt thereof by Borrower, copies of any detailed audit reports submitted to Borrower by independent accountants in connection with each annual or interim audit of the accounts of Borrower made by such accountants;

(e) Promptly after the receipt thereof Borrower shall provide copies of all reports which Borrower is required to file with the Securities and Exchange Commission or any governmental authority at any time substituted therefore and

(f) Such other information relating to the affairs of Borrower as you reasonably may request from time to time.

6.  Notice of Default. Promptly notify the Bank in writing of the occurrence of
    -----------------
any event of default hereunder or any event which upon notice and lapse of time would be an event of default.

C.  Borrower agrees that so long as it is indebted to you. it will not. without
-------------------------------------------------------------------------------
your written consent.
---------------------

1.  Type of Business: Management: Executives' Compensation. Make any substantial
    ------------------------------------------------------
change in the character of its business; or make any change in its executive management; or allow the salary, bonuses or other compensation of any of its executives, to exceed $500,000 per annum in the aggregate.

2.  Outside Indebtedness. Create, incur, assume or permit to exist any
    --------------------
indebtedness for borrowed moneys other than loans from you, except obligations now existing as shown in financial statement dated August 31, 1997, excluding those being refinanced by your Bank; or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due to become due.

3.  Liens and Encumbrances. Create, incur, or assume any mortgage, pledge,
    ----------------------
encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than liens for taxes not delinquent and liens in your favor.

4.  Loans, Investments, Secondary Liabilities. Make any loans or advances to any
    -----------------------------------------
person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

5.  Acquisitions or Sale of Business; Merger or Consolidation. Purchase or
    ----------------------- ---------------------------------
otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary and normal course of its business as now conducted; or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same.

6.  Dividends, Stock Payments. Declare or pay any dividend (other than dividends
    -------------------------
payable in common stock of Borrower) or make any other distribution on any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock.

D.  The occurrence of any one of the following events of default shall, at your
    ---------------------------------------------------------------------------
option, terminate your commitment to lend and make all sums of principal and
----------------------------------------------------------------------------
interest then remaining unpaid on all Borrower's indebtedness to you immediately
--------------------------------------------------------------------------------
due and payable, all without demand, presentment or notice, all of which are
----------------------------------------------------------------------------
hereby expressly waived:
-----------------------

1.  Failure to Pay Note. Failure to pay any installment of principal or of
    -------------------
interest on any indebtedness of Borrower to you within ten (10) days of the date when due.

2.  Breach of Covenant. Failure of Borrower to perform any other term or
    ------------------
condition of this Agreement binding upon Borrower, which failure continues and is not cured within thirty (30) days after written notice from Bank to Borrower.

3.  Breach of Warranty. Any of Borrower's representations or warranties made
    ------------------
herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

4.  Insolvency; Receiver or Trustee. Borrower shall become insolvent; or admit
    -------------------------------
its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

5.  Judgments, Attachments. Any money judgment, writ or warrant of attachment,
    ----------------------
or similar process shall be entered or filed against Borrower or any of its assets, which judgment, writ or warrant of attachment or similar process will have a materially adverse effect on the financial condition, operations and business of Borrower and which remains unvacated, unbonded, or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the day of any proposed sale or execution under such judgment, writ, warrant of attachment or similar process.

6.  Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation
    ----------
proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall be consented to.

7.  Capital Expenditures. Make or incur obligations for capital expenditures in
    --------------------
excess of $200,000 in the period from the date hereof to December 31, 1997 or in excess of $500,000 in any one fiscal year there after.

8.  Lease Liability. Make or incur liability for rent under leases of real
    ---------------
property in excess of $900,000 and personal property in excess of $400,000 in any one fiscal year.

E.  Miscellaneous Provisions.
    ------------------------

1.  Failure or Indulgence Not Waiver. No failure or delay on the part of your
    --------------------------------
Bank, or any holder of Notes issued hereunder, in the exercise of any power, fight or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement of any note issued in connection with a loan that your Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

See Addendum dated September 30, 1997 attached hereto and incorporated herein by this reference for additional terms. In the event of a conflict between this Agreement and the Addendum, the terms in the Addendum will prevail.

Anchor Pacific Underwriters Inc.
--------------------------------


By:   /s/  James R. Dunathan
     _________________________________
           James R. Dunathan
           President & CEO

By:   /s/  Earl Wikland
     _________________________________
           Earl Wikland
           SVP, SEC

                       Anchor Pacific Underwriters, Inc.
              Credit Terms and Conditions Dated September 30, 1997
                                    Addendum

Repayment program to be based on sixty (60) equal monthly principal payments of $26,666.67 Not withstanding the foregoing, 75% of the company's monthly EBITDA shall be applied to principal to the extent such percentage of monthly EBITDA is required to make the scheduled payment of principal as described above. To the extent that 75% of monthly EBITDA falls short of the required principal payment, the difference shall be added to the final payment. To the extent that 75% of the monthly EBITDA exceeds the required principal payment the excess shall be applied to the final payment to the extent that it has been increased as a result of short falls in prior monthly principal payments.

Lender to receive a warrant for 95,000 shares of Anchor Pacific Underwriters, Inc. Common Stock excersizeable at $1.75 per share.

All corporate balances of Borrower and those under its control to be maintained with Bank.

Perfected first priority security interest in and UCC-1 filings on all Borrower and subsidiary assets, and direct assignment of 100% of the capital stock of all of Borrower's subsidiaries.

Loan to be guaranteed by all of Borrower's subsidiaries.

On an annual basis, earnings before Interest, Taxes, Depreciation and Amortization shall cover principal and interest of the current portions of long term debt and capitalized lease obligations a minimum of 1.5 Xs.

Borrower to provide unqualified audited financial statements and 10K report within 90 days of the close of its fiscal year end.

On a monthly basis, Borrower, must achieve at least 80% of their budget goals for earnings before depreciation and amortization based on the company's September 1997 forecast.


Anchor Pacific Underwriters, Inc.

By: /s/ James R. Dunathan  Date: 10/15/97  /s/ Earl Wikland   Date: 10/17/97
    _____________________        --------  ----------------         --------
        James R. Dunathan                      Earl Wikland
        President & CEO                        Chief Financial Officer

                                 IMPERIAL BANK
                                  MEMBER FDIC


                                      NOTE

$ 1,600,000.00            WALNUT CREEK ,California,            SEPTEMBER 30,1997

On          OCTOBER 5, 2002      , and as hereinafter provided, for value
received, the undersigned promises to pay to IMPERIAL BANK ("Bank")a California banking corporation, or order, at its
EAST BAY REGIONAL                                office,the principal sum of
$1,600,000.00                                         or such sums up to the
maximum if so stated, as the Bank may now or hereafter advance to or for the benefit of the undersigned in accordance with the terms hereof, together with interest from date

of disbursement or           N/A    , whichever is later, on the unpaid
principal balance  [_]   at the rate of                               %

per year   [X]    at the rate of      2.500  % per year in excess of the rate of
interest which Bank has announced as its prime lending rate (the "Prime Rate"}, which shall vary concurrently with any change in such Prime Rate, or $250.00, whichever Is greater. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance is outstanding, divided by 360, which shall, for interest computation purposes, be considered one year.

INTEREST SHALL be payable [X] monthly [_] quarterly [_] included with principal [X] in addition to principal [_]
beginning            NOVEMBER 5, 1997         , and if not so paid shall become
a part of the principal. All payments shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal.
[X]    (If checked).  Principal shall be payable in installments of $26,666.67
or more, each installment on the 5th day of each month      , beginning November
5, 1997
Advances not to exceed any unpaid balance owing at any one time equal to the maximum amount specified above, may be made at the option of Bank.


        Any partial prepayment shall be applied to the installments, if any, in inverse order of maturity. Should default be made in the payment of principal or interest when due, or in the performance or observance, when due, of any item, covenant or condition of any deed of trust, security agreement or other agreement (including amendments or extensions thereof) securing or pertaining to this note, at the option of the holder hereof and without notice or demand. the entire balance of principal and accrued interest then remaining unpaid shall (a) become immediately due and payable, and (b) thereafter bear interest, until paid in full, at the increased rate of 5% per year in excess of the rate provided for above, as it may vary from time to time.

        Defaults shall include, but not be limited to, the failure of the maker(s) to pay principal or interest when due: the filing as to each person obligated hereon, whether as maker, co-maker, endorser or guarantor (individually or collectively referred to as the "Obligor") of a voluntary or involuntary petition under the provisions of the Federal Bankruptcy Act: the issuance of any attachment or execution against any asset of any Obligor the death of any Obligor: or any deterioration of the financial condition of any Obligor which results in the holder hereof considering itself, in good faith, insecure.


        If any installment payment, interest payment, principal payment or principal balance payment due hereunder is delinquent ten or more days, Obligor agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment: but nothing in this paragraph is to be construed as any obligation on the part of the holder of this note to accept payment of any payment past due or less than the total unpaid principal balance after maturity.

        If this note is not paid when due, each Obligor promises to pay all costs and expenses of collection and reasonable attorneys fees incurred by the holder hereof on account of such collection, plus interest at the rate applicable to principal, whether or not suit is filed hereon. Each Obligor shall be jointly and severally liable hereon and consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity: consents to the acceptance, release or substitution of security for this note: and waives demand and protest and the right to assert any statute of limitations. Any married person who signs this note agrees that recourse may be had against separate property for any obligations hereunder. The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this note, each Obligor, including successor(s) or assign(s) hereby consents to the application of California law, to the jurisdiction of any competent count within the State of California, and to service of process by any means authorized by California law.

        No single or partial exercise of any power hereunder, or under any deed of trust, security agreement or other agreement in connection herewith shall preclude other or further exercises thereof or the exercise of any other such power. The holder hereof shall at all times have the right to proceed against any portion of the security for this note in such order and in such manner as such holder may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the pan of the holder hereof in exercising any right hereunder, or under any deed of trust, security agreement or other agreement, shall not operate as a waiver of such right, or of any other right, under this note or any deed of trust, security agreement or other agreement in connection herewith.

SUBJECT TO THE CONDITIONS, RESTRICTIONS AND LIMITATIONS CONTAINED IN THE CREDIT TERMS AND CONDITIONS DATED SEPTEMBER 30, 1997

                                     ANCHOR PACIFIC UNDERWRITERS, INC.
__________________________________   _________________________________


                                     By: /s/ James R. Dunathan
__________________________________   _________________________________



__________________________________   _________________________________

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                           WARRANT TO PURCHASE STOCK

Corporation:       ANCHOR PACIFIC UNDERWRITERS, INC, A DELAWARE CORPORATION
Number of Shares:  95,000
Class of Stock:    COMMON STOCK
Initial Exercise Price:  $1.75 PER SHARE
Issue Date:        OCTOBER 1, 1997
Expiration Date:   SEPTEMBER 30, 2002 (SUBJECT TO ARTICLE 4.1)

* THIS WARRANT CERTIFIES THAT, in consideration of the payment of $1.00 and for other good and valuable consideration, IMPERIAL BANK or registered assignee ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.

ARTICLE 1 EXERCISE
          --------

        1.1 Method of Exercise. Holder may exercise this Warrant by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion fight set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

        1.2  Conversion Right. In lieu of exercising this Warrant as specified
             ----------------
in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.5.

        1.3  deleted
             -------

        1.4  deleted
             -------

        1.5  Fair Market Value. For Purposes of determining conversion rights
             -----------------
under Section 1.2, if the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company.

If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

        1.6 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

        1.7 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

        1.8  Repurchase on Sale, Merger or Consolidation of the Company.
             ----------------------------------------------------------

             1.8.1.  "Acquisition". For the purpose of this Warrant,
                      ------------
"Acquisition" means any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

             1.8.2.  Assumption of Warrant. If upon the closing of any
                     ---------------------
Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this Warrant.

             1.8.3.  Nonassumption. If upon the closing of any Acquisition the
                     -------------
successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to
Section 1.2 and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company.

        1.8.4.  Purchase Right. Notwithstanding the foregoing, at the election
                --------------
of Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less (b) the aggregate Warrant Price of the Shares, but in no event less than zero.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.
           -------------------------

        2.1  Stock Dividends, Splits, Etc. If the Company declares or pays a
             ----------------------------
dividend on its common stock payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

        2.2  Reclassification, Exchange or Substitution.  Upon any
             ------------------------------------------
reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

        2.3  Adjustments for Combinations, Etc.  If the outstanding Shares are
             ---------------------------------
combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

        2.4  Adjustments for Diluting Issuances. The Warrant Price and the
             ----------------------------------
number of Shares issuable upon exercise of this Warrant shall be subject to adjustment, from time to time, in the manner set forth on Exhibit B, if attached, in the event of Diluting Issuances (as defined on Exhibit B).

        2.5  No Impairment. The Company shall not, by amendment of its Articles
             -------------
of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

        2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant
            -----------------------------
Price,the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3.REPRESENTATIONS AND COVENANTS OF THE COMPANY.
          --------------------------------------------

        3.1  Representations and Warranties. The Company hereby represents and
             ------------------------------
warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

        3.2  Notice of Certain Events. If the Company proposes at any time (a)
             ------------------------
to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

        3.3  Information Rights. So long as the Holder holds this Warrant and/
             ------------------
or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiques to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

        3.4  Registration Under Securities Act of 1933, as amended. The Company
             -----------------------------------------------------
agrees that the Shares shall be subject to the registration rights set forth on Exhibit C.

ARTICLE 4. MISCELLANEOUS.
           -------------

        4.1  Term; Notice of Expiration. This Warrant is exercisable, in whole
             --------------------------
or in part, at any time and from time to time on or before the Expiration Date set forth above.

        4.2  Legends. This Warrant and the Shares (and the securities issuable,
             -------
directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

        4.3  Compliance with Securities Laws on Transfer. This Warrant and the
             -------------------------------------------
Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holders notice of proposed sale.)

        4.4  Transfer Procedure. Subject to the provisions of Section 4.2,
             ------------------
Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

        4.5  Notices. All notices and other communications from the Company to
             -------
the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

        4.6  Waiver. This Warrant and any term hereof may be changed, waived,
             ------
discharged or terminated only by an instrument in writing signed by the patty against which enforcement of such change, waiver, discharge or termination is sought.

        4.7  Attorneys' Fees. In the event of any dispute between the parties
             ---------------
concerning the terms and provisions of this Warrant, the parry prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

        4.8  Governing Law. This Warrant shall be governed by and construed in
             -------------
accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.


Anchor Pacific Underwriters, Inc.


By: /s/ James R. Dunathan               By:  /s/ Earl Wiklund
    -----------------------------            ------------------------------

Name:   James R. Dunathan               Name:    Earl Wiklund
      ----------------------------            ------------------------------
Title:  President/CEO                   Title:   Chief Financial Officer
      ----------------------------            ------------------------------

                                   APPENDIX 1

                               NOTICE OF EXERCISE
                               ------------------


        1. The undersigned hereby elects to purchase __________ shares of the Common Stock of Anchor Pacific Underwriters, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

        1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to _________ of the Shares covered by the Warrant.

        2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                          Christine McCarthy
                          Chief Financial Officer
                          Controllers Department
                          Imperial Bank or registered assignee
                          P.O. Box 92991
                          Los Angeles, CA 90009

        3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

IMPERIAL BANK or registered assignee


__________________________________________
(Signature)

__________________________________________
(Date)

                                   EXHIBIT A
                                   ---------

                                 Not Applicable
                                 --------------

                                   EXHIBIT B
                                   ---------

                                 IMPERIAL BANK
                             ANTIDILUTION AGREEMENT
                             ----------------------

        This Antidilution Agreement is entered into as of September 30, 1997 by and between Imperial Bank or registered assignee, ("Purchaser") and Anchor Pacific Underwriters, Inc. ("the Company").

                                    RECITALS
                                    --------

        A. Concurrently with the execution of this Antidilution Agreement, the Purchaser is purchasing from the Company a Warrant to Purchase Stock (the "Warrant") pursuant to which Purchaser has the right to acquire from the Company the Shares (as defined in the Warrant).

        B. By this Antidilution Agreement, the Purchaser and the Company desire to set forth the adjustment in the number of Shares issuable upon exercise of the Warrant as a result of a Diluting Issuance (as defined in Exhibit A to the Warrant).

        C. Capitalized terms used herein shall have the same meaning as set forth in the Warrant.

        NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

        1. Definitions. As used in this Antidilution Agreement, the following terms have the following respective meanings:

        (a) "Option" means any right, option or warrant to subscribe for, purchase or otherwise acquire common stock or Convertible Securities.

        (b) "Convertible Securities" means any evidences of indebtedness, shares of stock or other securities directly or indirectly convertible into or exchangeable for common stock.

        (c) "Issue" means to grant, issue, sell, assume or fix a record date for determining persons entitled to receive any security (including Options), whichever of the foregoing is the first to occur.

        (d) "Additional Common Shares" means all common stock (including reissued shares) Issued (or deemed to be issued pursuant to Section 2) after the date of the Warrant. Additional Common Shares does not include, however, any common stock Issued in a transaction described in Sections 2.1 and 2.2 of the Warrant; any common stock Issued upon conversion of preferred stock outstanding on the date of the Warrant; the Shares; or common stock Issued as incentive or in a nonfinancing transaction to employees, officers, directors or consultants to the Company.

        (e) The shares of common stock ultimately Issuable upon exercise of an Option (including the shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security Issuable pursuant to an Option) are deemed to be Issued when the Option is Issued. The shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security (other than a Convertible Security Issued pursuant to an Option) shall be deemed Issued upon Issuance of the Convertible Security.

        2.  Deemed Issuance of Additional Common Shares. The shares of common
            -------------------------------------------
 stock ultimately Issuable upon exercise of an Option (including the shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security Issuable pursuant to an Option) are deemed to be Issued when the Option is Issued. The shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security (other than a Convertible Security Issued pursuant to an Option) shall be deemed Issued upon Issuance of the Convertible Security. The maximum amount of common stock Issuable is determined without regard to any future adjustments permitted under the instrument creating the Options or Convertible Securities.

        3.  Adjustment of Warrant Price for Diluting Issuances.
            --------------------------------------------------

        3.1  Weighted Average Adjustment. If the Company issues Additional
             ---------------------------
Common Shares after the date of the Warrant and the consideration per Additional Common Share (determined pursuant to Section 9) is less than the Warrant Price in effect immediately before such Issue (a "Diluting Issuance"), the Warrant Price in effect immediately before such Issue shall be reduced, concurrently with such Issue, to a price (calculated to the nearest hundredth of a cent) determined by multiplying the Warrant Price by a fraction:

        (a) the numerator of which is the amount of common stock outstanding immediately before such Issue plus the amount of common stock that the aggregate consideration received by Company for the Additional Common Shares would purchase at the Warrant Price in effect immediately before such Issue, and

        (b) the denominator of which is the amount of common stock outstanding immediately before such issue plus the number of such Additional Shares.

        3.2  Adjustment of Number of Shares. Upon each adjustment of the Warrant
             ------------------------------
 Price, the number of Shares Issuable upon exercise of the Warrant shall be increased to equal the quotient obtained by dividing (a) the product resulting from multiplying (i) the number of Shares Issuable upon exercise of the Warrant and (ii) the Warrant Price, in each case as in effect immediately before such adjustment, by (b) the adjusted Warrant Price.

        3.3  Securities Deemed Outstanding. For the purpose of this Section 3,
             -----------------------------
all securities Issuable upon exercise of any outstanding Convertible Securities or Options, Warrants, or other rights to acquire securities of the Company shall be deemed to be outstanding.

        4.  No Adjustment for Issuances Following Deemed Issuances. No
            ------------------------------------------------------
adjustment to the Warrant Price shall be made upon or after the exercise of Options or conversion of Convertible Securities.

        5.  Adjustment Following Changes in Terms of Options or Convertible
            ---------------------------------------------------------------
 Securities. If the consideration payable to, or the amount of common stock
 ----------
 Issuable by, the Company increases or decreases, respectively, pursuant to the terms of any outstanding Options or Convertible Securities, the Warrant Price shall be recomputed to reflect such increase or decrease. The recomputation shall be made as of the time of the Issuance of the Options or Convertible Securities. Any changes in the Warrant Price that occurred after such Issuance because other Additional Common Shares were Issued or deemed Issued shall also be recomputed.

        6.  Recomputation Upon Expiration of Options or Convertible Securities.
            -------------------------------- ---------------------------------
 The Warrant Price computed upon the original Issue of any Options or Convertible Securities, and any subsequent adjustments based thereon, shall be recomputed when any Options or rights of conversion under Convertible Securities expire without having been exercised. In the case of Convertible Securities or Options for common stock, the Warrant Price shall be recomputed as if the only Additional Common Shares Issued were the shares of common stock actually Issued upon the exercise of such securities, if any, and as if the only consideration received therefor was the consideration actually received upon the Issue, exercise or conversion of the Options or Convertible Securities. In the case of Options for Convertible Securities, the Warrant Price shall be recomputed as if the only Convertible Securities Issued were the Convertible Securities actually Issued upon the exercise thereof, if any, and as if the only consideration received therefor was the consideration actually received by the Company (determined pursuant to Section 9), if any, upon the Issue of the Options for the Convertible Securities.

        7.  Limit on Readjustments. No readjustment of the Warrant Price
            ----------------------
pursuant to Sections 5 or 6 shall increase the Warrant Price more than the amount of any decrease made in respect of the Issue of any Options or Convertible Securities.

        8.  30 Day Options. In the case of any Options that expire by their
            --------------
terms not more than 30 days after the date of Issue thereof, no adjustment of the Warrant Price shall be made until the expiration or exercise of all such Options.

        9.  Computation of Consideration. The consideration received by the
            ----------------------------
Company for the Issue of any Additional Common Shares shall be computed as follows:

        (a) Cash shall be valued at the amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends.

        (b) Property. Property, other than cash, shall be computed at the fair
            --------
market value thereof at the time of the Issue as determined in good faith by the Board of Directors of the Company.

        (c) Mixed Consideration. The consideration for Additional Common Shares
            -------------------
Issued together with other property of the Company for consideration that covers both shall be determined in good faith by the Board of Directors.

        (d) Options and Convertible Securities. The consideration per Additional
            ----------------------------------
Common Share for Options and Convertible Securities shall be determined by dividing:

                (i) the total amount, if any, received or receivable by the Company for the Issue of the Options or Convertible Securities, plus the minimum amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon exercise of the Options or conversion of the Convertible Securities, by

                (ii) the maximum amount of common stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) ultimately Issuable upon the exercise of such Options or the conversion of such Convertible Securities.

        10.  General.
             -------

                10.1  Governing Law. This Antidilution Agreement shall be
                      -------------
governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

                10.2  Successors and Assigns. Except as otherwise expressly
                      ----------------------
provided herein, the provisions hereof shall inure to the benefit of; and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                10.3  Entire Agreement. Except as set forth below, this
                      ----------------
Antidilution Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                10.4  Notices etc. All notices and other communications
                      -----------
required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to Purchaser at Purchaser's address as set forth below, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at the Company's address set forth below, or at such other address as the Company shall have furnished to the Purchaser in writing.

                10.5  Severability. In case any provision of this
                      ------------
Antidilution Agreement shall be invalid, illegal or unenforceable,the validity, legality and enforceability of the remaining provisions of this Antidilution Agreement shall not in any way be affected or impaired thereby.

                10.6  Titles and Subtitles. The titles of the sections and
                      --------------------
subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Antidilution Agreement.

                10.7  Counterparts. This Antidilution Agreement may be
                      ------------
executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

PURCHASER                                               ISSUER

IMPERIAL BANK
                                                Anchor Pacific Underwriters, Inc

By:                                             By: /s/ James R. Dunathan
   -----------------                                ______________________

Name:Joseph J. McCarthy                         Name:   James R Dunathan

Title:Vice President                            Title:  President/CEO

                                                By: /s/ Earl Wiklund
                                                    ______________________

                                                Name:   Earl Wiklund

                                                Title:  Chief Financial Officer

                                                Address:1800 Sutter Street,
                                                        Suite 400
                                                        Concord, CA 94520